Exhibit 99.1

CONFIDENTIAL

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT COMPLETES ACQUISITION OF REDBOX ENTERTAINMENT INC.

Acquisition creates an entertainment company for value-conscious consumers across AVOD, FAST, and TVOD with over 40 million customer loyalty members

Revenue is expected to more than triple over the next year; increased scale and over $40 million in operating synergies support an accelerated path to positive free cash flow

Adds over 11,000 additional movies and television shows to the company’s already robust 40,000-title streaming catalog, as well as Free Live TV platform with over 145 free ad-supported streaming television (FAST) channels and transactional video on demand (TVOD) platforms available on dozens of devices

Redbox’s 36,000 kiosks will expand the company’s touchpoints for advertisers beyond free streaming channels and provide new marketing capability to promote original movies

Galen C. Smith appointed to the new role of executive vice chairman of Redbox and Chicken Soup for the Soul Entertainment, and entertainment industry veteran Jonathan Katz named president of Chicken Soup for the Soul Entertainment

COS COB, Conn. and Oakbrook Terrace, IL, August 11, 2022 – Chicken Soup for the Soul Entertainment (NASDAQ: CSSE) today announced the company has completed the acquisition of Redbox Entertainment Inc. (NASDAQ: RDBX) – creating an entertainment content and distribution offering targeting value-conscious consumers. The combined companies now offer ad-supported video on demand (AVOD), over 145 free ad-supported streaming television (FAST) channels, transactional video on demand (TVOD), and a network of over 36,000 kiosks nationwide, all supported by original film and television production and distribution divisions. The company expects revenue to more than triple through this acquisition to approximately $500 million annually.

CONFIDENTIAL

Today, the company also announced the appointment of two key media executives with deep knowledge of the entertainment and streaming space to drive its continued growth. Galen C. Smith, former chief executive officer of Redbox, has been appointed to the new role of executive vice chairman of Redbox and Chicken Soup for the Soul Entertainment. Smith will oversee the company’s future growth plans, including strategic acquisitions. Also announced today, Jonathan Katz has been named president of Chicken Soup for the Soul Entertainment. Katz previously held senior executive roles at Scripps Networks, Katz Networks, and Turner Broadcasting. In his new role, Katz will oversee the company’s operating businesses, including streaming services, Redbox kiosks, and original content studios. Smith and Katz will report to William J. Rouhana, Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment.

“I’ve been looking forward to the day Redbox would become part of the Chicken Soup for the Soul Entertainment family – and today is that day. The Redbox brand is a fixture in American entertainment and now joins our powerful portfolio of streaming brands, including Crackle, Popcornflix, and Chicken Soup for the Soul,” said William J. Rouhana, Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “This acquisition gives us immediate scale, growing our film and television library to over 51,000 assets, establishing a broad complement of AVOD, TVOD, and FAST channel services, reaching millions of viewers across dozens of platforms, and adding Redbox’s 36,000 kiosks nationwide, with a customer loyalty program that has over 40 million members. These collective assets create a fully formed streaming business for a new era of digital entertainment that we anticipate will accelerate the growth and profitability of our company well ahead of our original plans. The team at Redbox is incredible and will join an equally talented team across our Chicken Soup for the Soul Entertainment companies. I’m excited to welcome our new colleagues and look forward to sharing more about our plans for the future.”

Financially Compelling

Chicken Soup for the Soul Entertainment expects that the combined company will exit 2022 with a run rate exceeding $500 million of revenue and $100 - $150 million of Adjusted EBITDA and expects to deliver annual run rate cost synergies in excess of $40 million in 2023. The combined company also sees numerous opportunities to drive revenue synergies from its complementary assets, including expansion of ad inventory through distribution of its larger content library and production pipeline across AVOD and FAST channels, and increased access to the TVOD window for original film productions. Additionally, the Redbox kiosk network and loyalty program offer a new marketing channel to promote the company’s original content productions.

CONFIDENTIAL

Transaction Details

Chicken Soup for the Soul Entertainment had already approved the transaction at the time of signing. Redbox shareholders approved the transaction on August 9. Existing Redbox shareholders will receive a fixed exchange ratio of 0.087 of a share of class A common stock of Chicken Soup for the Soul Entertainment per Redbox share. As previously announced, Chicken Soup for the Soul Entertainment stockholders will own approximately 76.5% of the combined company, and Redbox stockholders will own approximately 23.5% of the combined company, on a fully diluted basis.

As part of the transaction, Chicken Soup for the Soul Entertainment has assumed the obligations under Redbox’s outstanding private and public warrants including those that traded on the Nasdaq Global Market under the symbol “RDBXW.” The warrants replacing the former Redbox warrants will be issued on a one for one basis and entitle the holder to receive upon exercise shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock that were subject to the holder’s Redbox warrants and (B) 0.087 (the “Exchange Ratio”), with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. No fractional share will be issued upon warrant exercise. Accordingly, a holder will be required to surrender the equivalent of warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. The per-share exercise price for the warrants will be $132.18 per share. This is calculated by dividing the current $11.50 per-share exercise price of the former Redbox warrants by the Exchange Ratio. It is anticipated that the new public warrants will commence trading on the Nasdaq Global Market on or about Friday, August 12, 2022 under the symbol “CSSEL.”

Advisors

Guggenheim Securities, LLC served as financial advisor to Chicken Soup for the Soul Entertainment. Graubard Miller served as legal counsel to Chicken Soup for the Soul Entertainment. PJT Partners and Kroll, LLC served as financial advisors to Redbox. Weil, Gotshal & Manges LLP served as legal counsel to Redbox.

Conference Call

The management of Chicken Soup for the Soul Entertainment will host an investor conference call today at 4:30 pm ET to discuss the transaction as well as Chicken Soup for the Soul Entertainment’s results for its second quarter ended June 30, 2022. To access a dial-in number, the company encourages participants to register in advance by visiting the following pre-registration link here.

A webcast of the call will also be available at the events section of the Chicken Soup for the Soul Entertainment investor relations website: https://ir.cssentertainment.com/.

CONFIDENTIAL

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates video-on-demand streaming services (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported VOD streaming services including Crackle, Chicken Soup for the Soul, and Popcornflix. The company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

About Redbox

Redbox Entertainment Inc. (pre-transaction symbol on NASDAQ: RDBX) is a leading entertainment company that gives consumers access to a large variety of content across digital and physical media. The company operates a rapidly growing digital streaming service that provides both ad-supported (AVOD) and paid movies from Hollywood studios and hundreds of content partners, as well as over 145 channels of free ad-supported streaming television (FAST). The Redbox app is available on major entertainment platforms that include Roku devices, connected TVs, gaming platforms, the web as well iOS and Android devices. Redbox also operates its popular kiosks across the US at thousands of retail locations – giving consumers affordable access to the latest in entertainment. The company produces, acquires, and distributes movies through its Redbox Entertainment™ label, providing rights to talent-led films that are distributed across Redbox’s digital and physical services as well as through third-party digital services. Headquartered just outside of Chicago, Redbox has offices in Los Angeles and Seattle. For more information, visit www.redbox.com.

CONFIDENTIAL

Forward-Looking Statements

This communication relates to the business combination transaction between Chicken Soup for the Soul Entertainment, Inc. (“CSSE”) and Redbox Entertainment Inc. (“RDBX”). This communication contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined organization’s business and future financial and operating results, and the expected amount and timing of synergies from the proposed transaction. Statements that are not historical facts, including statements about CSSE’s and RDBX’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on CSSE’s and RDBX’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” "will," “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic scope or product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in CSSE’s or RDBX’s estimates of their expected tax rate based on current tax law; CSSEs ability to successfully integrate RDBX’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that CSSE or RDBX will be unable to retain and hire key personnel; the response of business partners and retention as a result of the announcement and consummation of the transaction; uncertainty as to the long-term value of CSSE’s common stock; and the diversion of management time on transaction-related matters. These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form S-4 and proxy statement/prospectus that was filed with the Securities and Exchange Commission (the “SEC”) in connection with the transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CSSE’s and RDBX’s respective periodic reports and other filings with the SEC, including the risk factors contained in CSSE’s and RDBX’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither CSSE nor RDBX undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

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CONFIDENTIAL

CONTACT

Media

Peter Binazeski

Chicken Soup for the Soul Entertainment

pbinazeski@chickensoupforthesoul.com

Kathleen Toussaint

Rooney Partners PR

ktoussaint@rooneypartners.com

Investor Relations

Zaia Lawandow

Chicken Soup for the Soul Entertainment

Zaia.Lawandow@redbox.com

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886